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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ISLE OF CAPRI CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, October 1, 2013

        The 2013 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at 600 Emerson Road, St. Louis, Missouri, on Tuesday, October 1, 2013 at 9:00 a.m., Central Time, for the following purposes:

  (1)
  To elect three Class III persons to the Board of Directors to hold office until 2016.

  (2)
  To elect one Class II person to the Board of Directors to hold office until 2015.

  (3)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2014 fiscal year.

  (4)
  To transact such other business as may properly come before the Annual Meeting.

        The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on August 9, 2013. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 600 Emerson Road, St. Louis, Missouri 63141 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

        In accordance with the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet, we have made these proxy materials available to you at www.proxyvote.com, or, upon your request, have delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2013 Annual Meeting. Reference is made to the proxy statement for further information with respect to the items of business to be transacted at the Annual Meeting. We have not received notice of other matters that may be properly presented at the Annual Meeting.

        Your vote is important. Please read the proxy statement and the voting instructions on the proxy. Then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please download, sign, date and promptly return the proxy. If you are the beneficial owner of shares held in "street name", your broker or bank, as the holder of record of the shares, must vote those shares in accordance with your instructions or, if you want to vote in person at the Annual Meeting, you must obtain a proxy from your broker or bank and bring that to the Annual Meeting. If you are a holder of record, you may also cast your vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Edmund L. Quatmann, Jr. Chief Legal Officer and Secretary

St. Louis, Missouri
August 15, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 1, 2013

        Isle of Capri Casino's Proxy Statement for the 2013 Annual Meetings of Stockholders is available at www.proxyvote.com.

Page
Questions and Answers	1
When is the Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?	1
On what am I being asked to vote?	2
Who is entitled to vote at the Annual Meeting?	2
What constitutes a quorum for the purposes of voting?	2
What if a quorum is not present at the Annual Meeting?	2
How many votes do I have?	2
How many votes are needed to approve each item?	2
What if my stock is held by a broker?	3
How do I vote?	3
How do I vote using the proxy card?	3
Can I change my vote after I have submitted my proxy?	3
How will the votes be tabulated at the meeting?	4
Will the Company solicit proxies in connection with the Annual Meeting?	4
Election of Class III and Class II Directors	4
General	4
Class III Director Nominees for Election for Terms Expiring at the 2016 Annual Meeting of Stockholders	5
Class II Director Nomine for Election for Terms Expiring at the 2015 Annual Meeting of Stockholders	6
Directors Whose Terms of Office Will Continue After this Annual Meeting	6
Corporate Governance	9
Board Leadership Structure	9
Board of Directors' Role in Risk Oversight	9
Independence	9
Meetings	10
Committees	10
Compensation of Directors	12
Stockholder Communications with the Board of Directors	14
Executive Sessions	14
Code of Conduct	14
Compensation Committee Interlocks and Insider Participation	14
Ownership of Our Capital Stock	15
Executive Officers	17
Executive Compensation	19
Compensation Discussion and Analysis	19
Compensation Committee Report on Executive Compensation	31
Summary Compensation Table	32
Grants of Plan-Based Awards	33
Outstanding Equity Awards at Fiscal Year-End	34
Potential Payments Upon Termination or Change of Control	36
Employment Contracts	39
Certain Related Party Transactions	40
Audit Committee Report	41
Proposal 1—Election of Class III Directors	42
Proposal 2—Election of Class II Director	42

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ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

PROXY STATEMENT
August 15, 2013

        We are furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2013 Annual Meeting of Stockholders to be held on Tuesday, October 1, 2013, beginning at 9:00 a.m., Central Time, at 600 Emerson Road, St. Louis, Missouri, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the "Company," "we," "us" or "our," unless the context indicates otherwise.

        Our principal executive offices are located at 600 Emerson Road, St. Louis, Missouri 63141. A notice containing instructions on how to access our 2013 Annual Report to Stockholders, this proxy statement, and accompanying proxy card was first mailed to our stockholders on or about August 19, 2013.

QUESTIONS AND ANSWERS

When is the Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

        The Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, seeks your proxy for use in voting at our 2013 Annual Meeting or at any postponements or adjournments of the Annual Meeting. The Board of Directors is soliciting proxies beginning on or about August 19, 2013. Our Annual Meeting will be held at 600 Emerson Road, St. Louis, Missouri on Tuesday, October 1, 2013, at 9:00 a.m., Central Time. All holders of our common stock, par value $0.01 per share, entitled to vote at the Annual Meeting, will receive a one-page notice in the mail regarding the Internet availability of proxy materials. Along with the proxy statement, you will also be able to access our Annual Report on Form 10-K for the fiscal year ended April 28, 2013 on the Internet.

        Pursuant to the rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent a notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the notice. Stockholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the notice. In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISLE OF CAPRI CASINOS, INC.

 On what am I being asked to vote?

        At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

  (1)
  To elect three Class III persons to the Board of Directors to hold office until 2016.

  (2)
  To elect one Class II person to the Board of Directors to hold office until 2015.

  (3)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2014 fiscal year.

The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

        The record date for the Annual Meeting is August 9, 2013, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

        A majority of the shares of the Company's common stock outstanding, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and "broker non-votes" (explained below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. As of the record date, August 9, 2013, there were 39,644,832 shares of the Company's common stock outstanding and entitled to vote, which excludes 2,421,316 shares held by us in treasury.

What if a quorum is not present at the Annual Meeting?

        If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

        Each outstanding share of the Company's common stock entitles its owner to one vote on each matter that comes before the meeting. Your proxy card indicates the number of shares of the Company's common stock that you owned as of the record date, August 9, 2013.

How many votes are needed to approve each item?

        Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, and broker non-votes, if any, will have no effect on the vote for the proposal. Stockholders are not allowed to cumulate their votes for the election of directors.

        Ratification of the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2014 fiscal year requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, the Audit Committee may reconsider its selection.

 What if my stock is held by a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Certain matters submitted to a vote of stockholders are considered to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting, so called "broker non-votes." For those matters that are considered to be "non-routine," brokerage firms that have not received instructions from their customers will not be permitted to exercise their discretionary authority. Each of the items listed above is a "non-routine" item.

How do I vote?

        Stockholders of record can choose one of the following ways to vote:

  (1)
  By mail: Please download and print the proxy card from the Internet at www.proxyvote.com, complete, sign, date and return the proxy card to:

    Isle of Capri Casinos, Inc.
    c/o Broadridge
    51 Mercedes Way
    Edgewood, NY 11717

  (2)
  By Internet: www.proxyvote.com

  (3)
  By telephone: 1-800-690-6903

  (4)
  In person at the Annual Meeting.

        By casting your vote in any of the four ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our Annual Meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our Annual Meeting.

How do I vote using the proxy card?

        If the proxy is properly signed and returned, the shares represented by the proxy will be voted at the Annual Meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

  1.
  For the election of the three Class III directors recommended by the Board of Directors;

  2.
  For the election of the one Class II director recommended by the Board of Directors;

  3.
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2014 fiscal year; and

  4.
  In the discretion of the Board of Directors, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

        Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

  1.
  Delivering a written notice to the Secretary;

  2.
  Executing a later-dated proxy; or

  3.
  Attending the Annual Meeting and voting in person.

        A written notice revoking the proxy should be sent to the Company's Secretary at the following address:

    Edmund L. Quatmann, Jr.
    Chief Legal Officer and Secretary
    Isle of Capri Casinos, Inc.
    600 Emerson Road
    St. Louis, Missouri 63141

How will the votes be tabulated at the meeting?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors also will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

        Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. If we retain such a firm, the fee to be paid for such services will be borne by us and is not expected to exceed $7,500 plus reasonable expenses.

ELECTION OF CLASS III and II DIRECTORS

General

        Our Certificate of Incorporation divides the Board of Directors into three classes, designated Class I, Class II and Class III, with the three-year terms of office of each class ending in successive years. The authorized number of directors is set at ten.

        At the Annual Meeting, stockholders will vote on the election of nominees listed below to serve as our Class III directors for three-year terms to expire at the annual meeting of stockholders in 2016 or until their respective successors, if any, have been elected and qualified, and to vote on the election of the nominee listed below to serve as our Class II director for the remainder of her three-year term to expire at the Annual Meeting of stockholders in 2015 or until her successor, if any, has been elected and qualified. All nominees are currently serving on the Company's Board of Directors. The Class II nominee was initially elected to the Board of Directors by the Board of Directors on October 16, 2012, to fill a vacancy created by a director's retirement.

        The Company does not know of any reason why any nominee would be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Company's Board may nominate.

        Additionally, pursuant to an agreement (the "Goldstein Governance Agreement"), dated as of January 19, 2011, among the Company, Robert S. Goldstein, our Vice Chairman, Jeffrey D. Goldstein and Richard A. Goldstein, two of our directors, and GFIL (as defined below), the Company agreed that until the Nomination Expiration Date (as defined below), it will take all action reasonably necessary for the Board of Directors to nominate and recommend for election by the Company's stockholders each of Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein (the

"Goldstein Directors") (or, in the event that any of them dies or becomes legally incapacitated, another descendant of Bernard Goldstein (including a person legally adopted before the age of five) who is suitable to serve as our director pursuant to applicable Nasdaq requirements and other applicable law and designated by the remaining Goldstein Directors, who then are competent; provided, however, if our Board of Directors reasonably objects to such designee, another descendant reasonably acceptable to our Board of Directors may so be designated by the remaining qualified Goldstein Directors) at any annual meeting at which their respective directorship terms are scheduled to expire.

        The "Nomination Expiration Date" means the earlier to occur of (1) the tenth anniversary of the date of the Goldstein Governance Agreement and (2) such time as the sum of (i) and (ii) below do not equal in the aggregate at least 22.5% of the then outstanding shares of the Company's common stock, not including any shares of Class B common stock or shares of common stock issued upon conversion of any preferred stock: (i) the total number of Physical Shares of the Company's common stock directly owned by members of the Goldstein family (the "Goldstein Group"), including the Goldstein Directors, GFIL, spouses, children and grandchildren of certain members of the Goldstein family and entities associated with certain members of the Goldstein family, (other than GFIL) in the aggregate; and (ii) the total number of Physical Shares of the Company's common stock owned by GFIL multiplied by a fraction, the numerator of which is equal to the total number of Physical Shares of the membership interests of GFIL directly owned by members of the Goldstein Group and the denominator of which is equal to the then total outstanding membership interests of GFIL. "Physical Shares" means shares, units or interests of a corporation or other entity (such as a limited liability company, limited partnership or trust) beneficially owned by any person as to which such person directly or indirectly has voting and investment power and which are held either of record by such person or through a broker, dealer, agent, custodian or other nominee who is the holder of record of such shares.

Class III Director Nominees for Election for Terms Expiring at the 2016 Annual Meeting of Stockholders

        The Board of Directors recommends that you vote "FOR" each of the following nominees for three-year terms expiring in 2016:

        Robert S. Goldstein, age 58, has been a director since February 1993 and was named Vice Chairman of the Board of Directors in May 2008. Prior to being named Vice Chairman, Mr. Goldstein was Executive Vice Chairman from October 2005 to May 2008. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1977 and he currently serves as Chairman and Chief Executive Officer of that entity. Mr. Goldstein also currently serves as Chairman, Chief Executive Officer and President of Alter Trading Corporation and has been associated with that company since 1977. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Richard A. Goldstein.

        The Board of Directors supports and approves Mr. Goldstein's nomination because he has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Gregory J. Kozicz, age 52, has been a director since January 2010. Mr. Kozicz is president and chief executive officer of Alberici Corporation, a St. Louis-based diversified construction, engineering and steel fabrication company, and Alberici Constructors Inc., a wholly-owned subsidiary of Alberici Corporation. He also serves on the Eighth District Real Estate Industry Council of the Federal Reserve Bank of St. Louis. He has served as president and chief executive officer of Alberici Corporation and Alberici Constructors since 2005 and June 2004, respectively. Prior to his current roles, Kozicz was president of Alberici Constructors Ltd. (Canada). Before joining Alberici in 2001, Kozicz served as a corporate officer and divisional president for Aecon, a publicly-traded construction, engineering and fabrication company.

        The Board of Directors supports and approves Mr. Kozicz's nomination because he brings extensive experience in the areas of corporate leadership and executive management. Mr. Kozicz has served in various leadership roles and brings important perspectives to the Board of Directors particularly in the area of both private and public companies.

        James B. Perry, age 63, has been a director since July 2007, was named Chairman of the Board of Directors in August 2009 and was named Executive Chairman of the Board of Directors in April 2011. From March 2008 to April 2011, he served as our Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resort, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

        The Board of Directors supports and approves Mr. Perry's nomination because he brings more than 30 years of industry experience to the Board of Directors. He also has extensive experience in executive management, corporate governance and strategic planning.

Class II Director Nominee for Election for Terms Expiring at the 2015 Annual Meeting of Stockholders

        Bonnie Biumi, age 51, has been a director since October 2012. Ms. Biumi is a certified public accountant who served as the President and Chief Financial Officer of Kerzner International, a leading developer and operator of destination resorts, casinos and hotels from 2007 to 2012. Prior to joining Kerzner, Ms. Biumi served as Executive Vice President and Chief Financial Officer at NCL Corporation from 2005 to 2007. Ms. Biumi, as Senior Vice President and Treasurer, also played an active role in building Royal Caribbean Cruises, Ltd. into one of the world's largest leading cruise companies from 1999 to 2005.

        The Board of Directors supports and approves Ms. Biumi's nomination because of her extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, as well as mergers and acquisitions. Ms. Biumi brings to the Board of Directors important perspectives with respect to leadership, financial and risk management.

Directors Whose Terms of Office Will Continue After this Annual Meeting

Class I Directors (Terms expire at the 2014 annual meeting of stockholders)

        Richard A. Goldstein, age 52, has been a director since October 2009. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1981 and he currently serves as a director and Executive Vice President of Goldstein Group, Inc. Mr. Goldstein also currently serves as a board member and Executive Vice President of Alter Trading Corporation and Alter Company, subsidiaries of Goldstein Group, Inc. and companies engaged in the business of scrap metal recycling, and has been associated with these companies since 1981. Additionally, since April 2006, Mr. Goldstein has worked on new developments for Goldstein Group, Inc. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Robert S. Goldstein.

        The Board of Directors supported and approved Mr. Goldstein's nomination in 2011 because he has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Alan J. Glazer, age 72, has been a director since November 1996 and in October 2009, was named Lead Director. He is currently a Senior Principal of Morris Anderson & Associates, Ltd., a national management consulting firm, where he has worked since 1984. Prior to joining Morris Andersen, Mr. Glazer was Senior Vice President and Chief Financial Officer for Consolidated Foods Corp., a large international manufacturer and distributor of branded consumer products. Before joining CFC, Mr. Glazer spent 13 years at Arthur Andersen & Co., the last five as a General Partner. Mr. Glazer also serves as a director of Goldstein Group, Inc. The Board of Directors has designated Mr. Glazer as an "audit committee financial expert" as that term is defined in the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

        The Board of Directors supported and approved Mr. Glazer's nomination in 2011 because he has extensive experience in corporate reorganizations (including structuring mergers, acquisitions, divestitures and balance sheet recapitalizations), crisis management, development and implementation of strategic business plans, operations management, financial transactions and succession planning. Mr. Glazer brings to the Board of Directors a deep understanding of financial statements, which is necessary to serve as chairman of our Audit Committee, and an extensive knowledge of the financial and accounting issues facing public companies. Mr. Glazer has served as a member of the Board of Directors for more than 14 years and brings to the Board of Directors an in-depth understanding of the Company's business, history, culture and organization.

        Scott E. Schubert, age 60, has been a director since August 2011. Mr. Schubert has served on the Board of Directors of Sonus Networks, Inc. since February 2009. From 2005 until June 2008, Mr. Schubert served as Chief Financial Officer of TransUnion LLC. From 2003 to 2005, Mr. Schubert served as Chief Financial Officer and, prior to that, Executive Vice President of Corporate Development of NTL, Inc. (now Virgin Media, Inc.). From 1999 to 2003, Mr. Schubert held the position of Chief Financial Officer of Williams Communications Group, Inc., a high technology company, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in April 2002 and emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Mr. Schubert also served as head of BP Amoco's Global Financial Services, leading the initial integration of BP and Amoco's worldwide financial operations following the merger of the two companies. Mr. Schubert also served on the Board of Directors and as Chairman of the Audit Committee of a privately-held company.

        The Board of Directors supported and approved Mr. Schubert's nomination in 2011 because he has extensive executive management and leadership experience as chief financial officer of various companies; strong accounting, financial, risk analysis, corporate governance and administrative skills and experience.

Class II Directors (Terms expire at the 2015 annual meeting of stockholders)

        Jeffrey D. Goldstein, age 60, has been a director since October 2001. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1975 and he currently serves as President and Vice Chairman of Goldstein Group, Inc. Since 1975 Mr. Goldstein has held various leadership positions with the barge and other transportation businesses owned by Goldstein Group, Inc. and he currently serves as Chairman and President of Alter Company and Chairman and Chief Executive Officer of Alter Logistics Company, subsidiaries of Goldstein Group, Inc. Mr. Goldstein is the brother of Robert S. Goldstein and Richard A. Goldstein.

        The Board of Directors supported and approved Mr. Goldstein's nomination in 2012 because of his extensive experience leading one of the largest barge transportation companies in the nation. He has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. His experience with riverboats and river traffic provides the Board of Directors with a unique understanding of issues impacting the Company's riverboat operations. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Virginia McDowell, age 55, has been a director since April 2012 and also serves as our President and Chief Executive Officer. Ms. McDowell joined us in July 2007 as our President and Chief Operating Officer. She was named our Chief Executive Officer in April 2011. From October 2005 to July 2007, Ms. McDowell served as Executive Vice President and Chief Information Officer at Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From 1997 through October 2005, Ms. McDowell served in a variety of positions at Argosy Gaming Company, including Vice President of Sales and Marketing, and Senior Vice President of Operations.

        The Board of Directors supported and approved Ms. McDowell's nomination in 2012 because she brings extensive industry experience to the Board of Directors and because her day-to-day leadership of the Company provides the Board of Directors with intimate knowledge of all aspects of our business.

        Lee S. Wielansky, age 62, has been a director since February 2007. Since March 2003, Mr. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company with locations in St. Louis, Missouri and Jacksonville, Florida. From November 2000 to March 2003, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Corporation, a publicly traded real estate investment trust engaged in the development of retail shopping centers. From 1998 to 2000, Mr. Wielansky was a Managing Director of Regency Centers Development Group, Inc. and served as Chief Executive Officer until 1998 when the Company was acquired by Regency Centers Corporation. Mr. Wielansky serves as Chairman of the Board of Directors for Pulaski Financial Corp., a holding company for Pulaski Bank, and serves as director of Acadia Realty Trust, a real estate investment trust.

        The Board of Directors supported and approved Mr. Wielansky's nomination in 2012 because of his extensive experience in management of operations, real estate investments and management, corporate governance, corporate finance and accounting. Mr. Wielansky brings to the Board of Directors important perspectives with respect to real estate and development.

CORPORATE GOVERNANCE

Board Leadership Structure

        Mr. Perry, our Executive Chairman, leads the Board of Directors. Ms. McDowell, our President and Chief Executive Officer, has general charge and management of the affairs, property and business of the Company, while Mr. Perry, as Executive Chairman of the Board of Directors, provides independent oversight of senior management and Board matters and serves as a valuable bridge between the Board of Directors and our management. In addition, the Executive Chairman provides guidance to the Chief Executive Officer, sets the Board of Directors' agenda in consultation with the Chief Executive Officer and presides over meetings of stockholders and the Board.

        Mr. Glazer is our Lead Director. He has, in addition to the powers and authorities of any member of the Board of Directors, the power and authority to chair executive sessions and to work closely with the Executive Chairman in determining the appropriate schedule for the Board of Directors meetings and assessing the quality, quantity and timeliness of information provided from our management to the Board of Directors. The Lead Director position is at all times held by a director who is "independent" as defined in Nasdaq Rule 5605(a)(2).

        The Board of Directors believes that the leadership structure is appropriate at this time based on the Board's understanding of corporate governance best practice. The Board of Directors does not have a policy specifying a particular leadership structure as it believes that it should have the flexibility to choose the appropriate structure as circumstances change. Our independent directors meet in regular executive sessions without management being present. Additionally, each of the Compensation Committee, Audit Committee and Nominating, Leadership Development and Corporate Governance Committee is composed entirely of independent directors.

Board of Directors' Role in Risk Oversight

        The Board of Directors recognizes that, although risk management is primarily the responsibility of the Company's management team, the Board of Directors plays a critical role in the oversight of risk, including the identification and management of risk. The Board of Directors believes that an important part of its responsibilities is to assess the major risks we face and review our strategies for monitoring and controlling these risks. The Board of Directors' involvement in risk oversight involves the full Board of Directors, the Compensation Committee, the Audit Committee, the Nominating, Leadership Development and Corporate Governance Committee and the Compliance Committee. The Compensation Committee considers the level of risk implied by our compensation programs, including incentive compensation programs in which the Chief Executive Officer and other employees participate. The Audit Committee regularly considers major financial risk exposures and the steps taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews risks associated with our financial accounting and reporting processes, litigation matters, and our compliance with legal and regulatory requirements. The Nominating, Leadership Development and Corporate Governance Committee monitors potential risks to the effectiveness of the Board of Directors, notably Director succession and Board of Directors composition. The Compliance Committee reviews potential regulatory compliance risks with various jurisdictions and evaluates the Company's risks with potential business transactions.

Independence

        The Board of Directors has determined that, other than Ms. McDowell and Mr. Perry, all of the directors and nominees are independent as defined in Nasdaq Rule 5605(a)(2).

 Meetings

        During the fiscal year ended April 28, 2013, which we refer to as "fiscal 2013," the Board of Directors met in person or telephonically twelve times. During fiscal 2013, each of our incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he severed as a director) and (ii) the total number of meetings held by all committees of the Board of Directors during which period he served. Directors are expected to attend each Annual Meeting of Stockholders. Each member of the current Board of Directors attended last year's Annual Meeting of Stockholders.

Committees

        The Board of Directors has four standing committees: the Compensation Committee, the Audit Committee, the Strategic Committee and the Nominating, Leadership Development and Corporate Governance Committee. During fiscal 2013, the Compensation Committee met thirteen times, the Audit Committee met nine times, the Nominating, Leadership Development and Corporate Governance Committee met formally one time and informally from time to time. The Strategic Committee met from time to time on an informal basis.

        Compensation Committee.    Ms. Biumi and Messrs. Jeffrey D. Goldstein, Robert S. Goldstein, Kozicz and Schubert are members of the Compensation Committee. Mr. Kozicz is the chairman of the Compensation Committee. The Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the long-term incentive plan, equity grants and bonuses. Additional information regarding the policies of the Committee is set forth in the "Compensation Committee Report on Executive Compensation" included in this proxy statement. In accordance with Nasdaq Rule 5605(d)(1)(B), each member of the Compensation Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Compensation Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Audit Committee.    Messrs. Glazer, Richard A. Goldstein and Schubert are members of the Audit Committee. Mr. Glazer is the chairman of the Audit Committee. The Audit Committee's responsibilities include selecting our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the "Audit Committee Report," included in this proxy statement. Each member of the Audit Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Board of Directors has determined that each member of the Audit Committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. Mr. Glazer has been designated as our "audit committee financial expert" under the SEC Rules. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Strategic Committee.    Ms. Biumi and Messrs. Glazer, Jeffrey D. Goldstein, Robert S. Goldstein and Wielansky are members of the Strategic Committee. Mr. Jeffrey D. Goldstein is the chairman of the Strategic Committee. The Strategic Committee acts as an advisory committee to the full Board in carrying out the Board's oversight responsibilities relating to the Company's strategic plan as well as potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of the Company's business.

        Nominating, Leadership Development and Corporate Governance Committee.    Messrs. Richard A. Goldstein, Robert S. Goldstein, Kozicz and Wielansky are members of the Nominating, Leadership Development and Corporate Governance Committee (the "Nominating Committee"). Mr. Wielansky is the chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company's stockholders. The Nominating Committee is responsible for developing and periodically reviewing Board of Directors membership criteria. The Nominating Committee believes that each director must:

  •
  have strength of character, high professional and personal ethics and values consistent with the longstanding values of the Company;

  •
  have the capacity to respectfully challenge one another's beliefs and assumptions with respect to Company decisions;

  •
  have business or other experience that will increase the overall effectiveness of the Board of Directors and allow insight based on experience;

  •
  be committed to enhancing total stockholder value; and

  •
  have sufficient time to carry out the director's duties.

        The Nominating Committee also believes that diverse and inclusive leadership is essential to capitalizing on the growing talent pool and propelling the Company to success. Accordingly, the Nominating Committee believes that it is important to incorporate diversity of experience, skills, cultures and education on the Board of Directors. In addition, the Nominating Committee takes into account issues of judgment, independence, potential conflicts of interest, financial literacy, succession planning, related industry experience and the extent to which a particular candidate would fill a present need on the Board of Directors. The Nominating Committee shall establish and adhere to its charter in performing its duties. In accordance with Nasdaq Rule 5605(e)(1)(B), each member of the Nominating Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Nominating Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        In addition to the foregoing committees of the Board of Directors, we also maintain a Compliance Committee that is comprised of directors, executive officers and independent third parties. Ms. Biumi and Messrs. Richard A. Goldstein and Schubert, members of our Board of Directors, serve on the Compliance Committee, along with Harry Redmond and Steve DuCharme, independent third parties, and Arnold Block, our Chief Operating Officer, and Ms. Elizabeth Tranchina, our Vice President of Legal Affairs. Mr. Goldstein is the chairman, Ms. Tranchina is our Compliance Officer. The Compliance Committee's responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

 Compensation of Directors

        Below is a table setting forth the annual compensation for our non-employee directors, including additional compensation for committee chairmen, as of October 16, 2012:

At-Large Directors	Cash Retainer: $50,000 Meeting Attendance Fee: $2,000/meeting Equity Award: $150,000
Vice Chairman	Cash Retainer: $100,000 Meeting Attendance Fee: None Equity Award: $275,000
Audit Committee Chairman	Cash Retainer: $25,000 Equity Award: $15,000
Compensation Committee Chairman	Cash Retainer: $12,500 Equity Award: $12,500
Compliance Committee Chairman	Cash Retainer: $10,000
Nominating, Leadership Development & Corp. Governance Committee Chairman	Cash Retainer: $10,000
Strategic Committee Chairman	Cash Retainer: $10,000

        The annual cash retainers were paid in full in October 2012. The equity awards were awarded in shares of restricted stock and vest 50% on day of grant and 50% on the one-year anniversary of the grant date. The number of shares is determined by reference to the prior 20-day stock price and each board member was entitled to elect to receive up to 40% of his aggregate equity award in cash. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend.

        Director compensation for the term commencing October 1, 2013 has not yet been set.

 Fiscal 2013 Director Compensation

        The following table sets forth information with respect to all compensation awarded the Company's directors during fiscal 2013:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
W. Randolph Baker(3)	4,000	—	4,000
Bonnie Biumi(4)	58,000	164,397	222,397
Alan J. Glazer	85,000	156,913	241,913
Jeffery D. Goldstein	68,000	142,650	210,650
Richard A. Goldstein	68,000	142,650	210,650
Robert S. Goldstein	100,000	261,522	361,522
Gregory J. Kozicz	124,500	102,540	227,040
Virginia McDowell(5)	—	—	—
James B. Perry(6)	—	—	—
Scott E. Schubert	110,000	92,648	202,648
Lee S. Wielansky	127,060	85,588	212,648

(1)
The amounts in this column include the following amounts as the cash portion of the stock award that the director elected to receive in cash: Mr. Kozicz, $52,000; Mr. Schubert, $50,000; and Mr. Wielansky, $57,060.

(2)
The amounts in this column represent the aggregate grant date fair value of awards granted during fiscal 2013 computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts for stock awards are disclosed in Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2013 with the exception that for the directors no forfeiture rate is applied.

(3)
Mr. Baker resigned from the Board of Directors on October 16, 2012. Accordingly, Mr. Baker was a member of the Board of Directors for approximately 6 months of fiscal 2013.

(4)
Ms. Biumi was elected to the Board of Directors by the Board of Directors on October 16, 2012 to fill a vacancy. Accordingly, she was a member of the Board of Directors for approximately 6 months of fiscal 2013. In addition to her equity award as an at-large director, she was also awarded a one-time stock award of 3,333 shares upon her election to the Board of Directors.

(5)
The base salary received by Ms. McDowell in fiscal 2013 for serving as President and Chief Executive Officer is not included in this table. Ms. McDowell did not receive additional compensation for her service as a director.

(6)
The base salary received by Mr. Perry in fiscal 2013 for serving as Executive Chairman of the Board of Directors is not included in this table. Mr. Perry did not receive additional compensation for his service as a director

Stockholder Communications with the Board of Directors

        The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, St. Louis, Missouri 63141, Attention: Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board of Directors a summary of all such correspondence and copies of all communications that he determines require the attention of the Board of Directors. All communications will be compiled and submitted to the Board of Directors or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to irrelevant topics.

Executive Sessions

        In accordance with Nasdaq Rule 5605(b)(2), the Board of Directors currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. The Lead Director presides over these sessions.

Code of Conduct

        As required by Nasdaq Rule 5610, the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company's directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company's Code of Business Conduct and Code of Ethics are posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance and will be provided free of charge upon request to the Company.

Compensation Committee Interlocks and Insider Participation

        In fiscal 2013, Ms. Biumi and Messrs. Jeffrey D. Goldstein, Robert S. Goldstein, Kozicz and Schubert served as members of the Compensation Committee. In fiscal 2013, there were no Compensation Committee interlocks (i.e., except as described in "Certain Related Party Transactions," no member of the Compensation Committee is or has been an officer or employee of the Company or had any material interest in a transaction with the Company or a business relationship, with or any indebtedness to, the Company and, none of our executive officers serves as a member of the board of directors or the compensation committee of another entity that has an executive officer serving as a member of the Board of Directors or the Compensation Committee).

 OWNERSHIP OF OUR CAPITAL STOCK

        The following table sets forth information with respect to the beneficial ownership of our common stock as of August 1, 2013 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers), (3) all directors, nominees for director and executive officers (including the Named Executive Officers) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares Owned(2)
Robert S. Goldstein(3)	16,331,742	41.2%
Jeffrey D. Goldstein(4)	16,252,541	41.0%
Richard A. Goldstein(5)	16,246,006	41.0%
GFIL Holdings, LLC(6)	16,065,457	40.5%
Addison Clark Management, L.L.C.(7)	3,741,527	9.4%
PAR Capital Management, Inc.(8)	2,129,369	5.4%
Bonnie Biumi(9)	25,195	*
Dale R. Black(10)	235,026	*
Arnold L. Block(11)	84,979	*
Alan J. Glazer(12)	173,175	*
Eric L. Hausler(13)	140,933	*
Gregory J. Kozicz(14)	61,382	*
Virginia McDowell(15)	258,406	*
Donn R. Mitchell, II(16)	133,493	*
James B. Perry(17)	845,989	2.1%
Edmund L. Quatmann, Jr.(18)	184,172	*
Scott E. Schubert(19)	38,354	*
Lee S. Wielansky(20)	96,835	*
John G. Wilson(21)	20,000	*
Directors and Executive Officers as a Group (15 persons)(22)	18,798,362	46.6%

*
Less than 1%.

Notes:

(1)
Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2117 State Street, Bettendorf, Iowa 52722.

(2)
Calculated pursuant to Rule 13d-3 under the 1934 Act. Under Rule 13d-3(d), shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 1, 2013, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(3)
The number of shares beneficially owned by Robert S. Goldstein includes 16,065,457 shares of which Robert S. Goldstein, as manager of GFIL (defined below), has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 20,040 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Robert S. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(4)
The number of shares beneficially owned by Jeffrey D. Goldstein includes 16,065,457 shares of which Jeffrey D. Goldstein, as manager of GFIL, has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 10,931 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(5)
The number of shares beneficially owned by Richard A. Goldstein includes 16,065,457 shares of which Richard A. Goldstein, as manager of GFIL, has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 10,931 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Richard A. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(6)
Information regarding beneficial ownership of our common stock is included herein in reliance on Schedule 13D/A as filed with the Securities and Exchange Commission on October 19, 2010 and January 24, 2011. Shares owned by GFIL Holdings, LLC, a Delaware limited liability company ("GFIL"), are reported as beneficially owned by Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein. The address for GFIL Holdings, LLC is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(7)
As reflected on a Form 13F filed on May 15, 2013 by Addison Clark Management, L.L.C. The address for Addison Clark Management, L.L.C. is 10 Wright Street, Suite 100, Westport, Connecticut 06880.

(8)
As reflected on a Form 13G filed on April 26, 2013, by PAR Capital Management, Inc. The address for PAR Capital Management, Inc. is One International Place, Suite 2401, Massachusetts 02110.

(9)
Includes 12,598 shares of restricted stock subject to vesting.

(10)
Includes 32,602 shares of restricted stock subject to vesting.

(11)
Includes 28,043 shares of restricted stock subject to vesting.

(12)
Includes 12,024 shares of restricted stock subject to vesting and 1,000 shares owned by Mr. Glazer's wife.

(13)
Includes 80,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 19,561 shares of restricted stock subject to vesting.

(14)
Includes 7,858 shares of restricted stock subject to vesting.

(15)
Includes 72,890 shares of restricted stock subject to vesting.

(16)
Includes 27,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 13,872 shares of restricted stock subject to vesting.

(17)
Includes 500,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(18)
Includes 110,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 19,561 shares of restricted stock subject to vesting.

(19)
Includes 7,100 shares of restricted stock subject to vesting.

(20)
Includes 6,559 shares of restricted stock subject to vesting.

(21)
Includes 20,000 shares of restricted stock subject to vesting.

(22)
Information provided is for the individuals who were our executive officers, directors and nominees for director on August 1, 2013, and includes 717,000 shares issuable upon exercise of stock options that are exercisable within 60 days and 294,570 shares of restricted stock subject to vesting.

EXECUTIVE OFFICERS

        Below is a table that identifies our executive officers as of the date of this proxy statement, other than Mr. Perry and Ms. McDowell, who are identified in the above section regarding directors.

Name	Age	Position(s)
Dale R. Black	50	Chief Financial Officer and Assistant Secretary
Arnold L. Block	66	Chief Operating Officer
Eric L. Hausler	43	Chief Strategic Officer
Donn R. Mitchell, II	45	Chief Administrative Officer
Edmund L. Quatmann, Jr.	43	Chief Legal Officer and Secretary
John G. Wilson	56	Chief Development Officer

        Dale R. Black joined us in December 2007 as our Chief Financial Officer. From December 2007 to July 2011, Mr. Black also served as a Senior Vice President. From November 2005 to December 2007, he served as Executive Vice President—Chief Financial Officer of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From April 1993 through October 2005, Mr. Black worked at Argosy Gaming Company in Alton, Illinois, becoming Chief Financial Officer in 1998 after serving as Vice President and Corporate Controller. Prior to joining Argosy, he spent seven years in the audit practice of Arthur Andersen LLP.

        Arnold L. Block joined us in December 2008. He has been our Chief Operating Officer since June 2011. From December 2008 to June 2011, Mr. Block was our Senior Vice President, Isle Operations. Prior to that, Mr. Block served as senior vice president and general manager of the Harrah's, St. Louis property from October 2005 to January 2008. From July 1993 to October 2005, Mr. Block worked in a variety of leadership capacities for Argosy Gaming Company, including serving as regional vice president from June 2002 until October 2005, when the company was sold. In that role, he was responsible for three Argosy properties; Lawrenceburg, Indiana, Kansas City, Missouri, and Baton Rouge, Louisiana.

        Eric L. Hausler joined us in September 2009. He has been our Chief Strategic Officer since July 2011. From September 2009 to July 2011, Mr. Hausler was our Senior Vice President, Strategic Initiatives. From October 2006 to August 2009, Mr. Hausler served as Senior Vice President of Development for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From August 2005 to September 2006, Mr. Hausler served as a Managing Director in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns & Co. Inc.

        Donn R. Mitchell, II joined us in June 1996. He has been our Chief Administrative Officer since July 2011. From December 2007 to July 2011, Mr. Mitchell also served as a Senior Vice President.

Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer from January 2006 to December 2007. Mr. Mitchell joined us in June 1996 as Director of Finance and served as Vice President of Finance from July 2001 to December 2005. Additionally, since October 2008, Mr. Mitchell has been an executive officer of our majority owned subsidiary Blue Chip Casinos Plc, a United Kingdom entity which owns and operates two casinos in the United Kingdom. In March 2009, Blue Chip filed for Administration in the United Kingdom under the Insolvency Act 1986. During fiscal year 2010, we completed the sale of our Blue Chip casino properties under a plan of administration and have no continuing involvement in its operation.

        Edmund L. Quatmann, Jr. joined us in July 2008. He has been our Chief Legal Officer since July 2011 and Secretary since July 2008. From July 2008 to July 2011, Mr. Quatmann was our Senior Vice President and General Counsel. Prior to joining us, Mr. Quatmann was the Senior Vice President and General Counsel of iPCS, Inc., a wireless telecommunications company based in Schaumburg, Illinois, where he was employed from November 2004 to June 2008.

        John G. Wilson joined us in January 2013 as our Chief Development Officer. Prior to joining us, Mr. Wilson was the President of Construction Coordinators, Inc. a construction, real estate and development consulting firm from January 2007 to January 2013. Mr. Wilson was with Clayco Inc., a national full-service, turnkey real estate, architecture, engineering and design-build construction firm, where he served as its President from 1998 to 2007. Mr. Wilson also held the position of Vice President of Preconstruction for Clayco Inc. from 1995 to 1998. Prior to that, Mr. Wilson served in various positions for three other contracting firms. In 2006, Mr. Wilson passed the U.S. Green Building Counsel LEED Professional Accreditation exam and is a LEED AP.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        For purposes of the following Compensation Discussion and Analysis, the terms "executives" and "executive officers" refer to the named executive officers of the Company as set forth in the Summary Compensation Table, which appears on page 32 of this proxy statement, and the term the "Committee" refers to the Compensation Committee.

        For fiscal 2013, the named executive officers of the Company are the following;

Virginia McDowell	President and Chief Executive Officer, principal executive officer
Dale R. Black	Chief Financial Officer, principal financial officer
Arnold L. Block	Chief Operating Officer
Edmund L. Quatmann, Jr.	Chief Legal Officer and Secretary
Eric L. Hausler	Chief Strategic Officer

Executive Summary

        The Committee remains committed to its executive compensation philosophy and key objectives, including pay for performance. Although fiscal 2013 was a very challenging operating environment, the Company continued to make significant progress in its efforts to renew its asset base and implement cost efficiencies at its properties and corporate office. Because the Company achieved less than 90% of the adjusted EBITDA target established by the Compensation Committee, there was no payout to executives under the financial component of the short-term cash incentive plan.

        The Committee believes that the compensation paid to the executive officers in fiscal 2013 is commensurate with the Company's performance.

Company Performance

        Compared to fiscal 2012 (which had an extra week), net revenue decreased approximately 1.2% and consolidated adjusted EBITDA decreased approximately 8.2% in fiscal 2013. The extra week in fiscal 2012 is estimated to have an approximately $18 million impact on net revenues and an approximately $5 million impact on consolidated adjusted EBITDA. Although fiscal 2013 was a very challenging operating environment, the Company continued to make significant progress in its efforts to renew its asset base, including the following:

  •
  The Company opened its newest casino in Cape Girardeau, Missouri.

  •
  The Company continued construction of its new, flagship Lady Luck property at Nemacolin Woodlands Resort in western Pennsylvania.

  •
  The Company rebranded its casino/hotel in Vicksburg, Mississippi, as Lady Luck.

  •
  The Company completed the sale of its casino/hotel in Biloxi, Mississippi.

  •
  The Company renovated its hotels in Lake Charles, Louisiana, and Black Hawk, Colorado.

  •
  The Company introduced many new outlets of its popular food and beverage concepts, including the Farmer's Pick Buffet and Otis & Henry's Bar & Grill.

  •
  The Company, together with a partner, submitted a bid for the remaining Category 2 gaming license in Philadelphia, Pennsylvania.

        The Company aggressively implemented cost efficiencies at its properties and corporate office, including the consolidation of its two Black Hawk, Colorado, properties under a single management team, and efficiencies at its corporate office through cost-reductions and attrition.

        For a complete discussion of the Company's performance in fiscal 2013, reference should be made to Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 2013, a copy of which is included in the Annual Report to Stockholders delivered in connection with this Proxy Statement.

Executive Compensation Philosophy

        The primary goal of the Company's executive compensation philosophy is to attract and retain experienced and superior executive talent through competitive pay programs that focus our executives on driving profitable growth and incremental long-term value for our stockholders.

        Key tenets of our executive compensation philosophy include:

  •
  Providing total compensation opportunities comparable to those of our peer group for similar responsibilities and performance;

  •
  Relating a significant portion of total compensation to the Company's financial performance and the sustained creation of shareholder value, both in absolute terms and in comparison to our peers;

  •
  Recognizing and rewarding for organizational effectiveness and progress against key strategic initiatives;

  •
  Linking incentive opportunity to fair but challenging performance objectives; and

  •
  Fostering ownership of Company stock among the executive team

        Our executive compensation philosophy is supported and executed through the following principles and processes:

    Peer group development

        For purposes of competitively benchmarking executive compensation and to provide a relative context for evaluating Company performance, the Committee, with the assistance of the Company's independent compensation consultant, Farient Advisors, has identified a group of companies that reflect the size, business characteristics, geographic focus, and challenges of the Company.

        It is the Committee's opinion that regional gaming and racetrack operators comprise the most applicable peer group in terms of the pool of executive talent available to the Company due to the high degree of experience and specialized knowledge required to provide effective oversight of multiple gaming properties in various jurisdictions. Also, many of the Company's executive officers are required to submit to extensive investigations conducted by the state police or an equivalent investigatory agency of their personal financial records, their character and their competency in order to be found "suitable" to serve in their respective capacities in each of the jurisdictions in which the Company operates. Accordingly, the pool of executives capable and willing to serve in an executive capacity in a publicly traded, multi-jurisdictional gaming company tends to consist mostly of individuals who are already working within the gaming or racing industry.

        While the Committee believes that a primary focus on gaming and racing organizations is appropriate for benchmarking the Company's executive compensation, it also recognizes that the Company's business is continually evolving to also include significant restaurant and hospitality operations, which expands the universe of organizations with which the Company competes for business and talent. In addition, the number of comparable regional gaming companies is limited, which requires the Company to look beyond its primary competitors for suitable peers.

        In April 2012, based on the recommendation of its independent compensation consultant, Farient Advisors, the Committee revised the peer group against which it benchmarked executive compensation for fiscal 2013 to also include restaurant and hotel organizations and to remove Wynn Resorts Limited, Las Vegas Sands Corp. and MGM Resorts International due to the fact that each of these organizations are significantly larger than the Company and earn a substantial portion of their revenue and profit from international operations.

        It is the Committee's belief that the peer group listed below provides an appropriate benchmark in terms of reflecting the Company's size, skill base, management challenge, geographic focus and the evolution of its industry into the boarder hospitality arena:

    Ameristar Casinos, Inc.
    Boyd Gaming Corporation
    Cheesecake Factory, Inc.
    Choice Hotels International, Inc.
    Churchill Downs, Inc.
    Gaylord Entertainment Company
    Marriott Vacations Worldwide Corporation
    MTR Gaming Group, Inc.
    P. F. Chang's China Bistro, Inc.
    Penn National Gaming, Inc.
    Pinnacle Entertainment, Inc.
    Vail Resorts, Inc.

    Target total compensation opportunity

        The Committee establishes a target total compensation opportunity and target mix of individual program elements for each named executive officer relative to practices of the peer group, and where appropriate, to general survey data for companies of comparable size. Actual pay may differ from targeted levels depending on Company and individual performance and the impact of such performance on payouts under the Company's short- and long-term incentive programs.

        A number of factors are considered when establishing targeted pay levels, including value to our stockholders, future leadership potential, level of job responsibility, critical experience/skills, the level of sustained performance, and the market demands for a particular type of talent. In general, it is the Company's policy to position target total compensation for its executive team at median peer group levels, with the potential to earn significantly more or less than target subject to Company and individual performance. The Committee engages Farient Advisors, an independent compensation consulting firm, to provide guidance regarding competitive compensation practices, peer analysis, and recommendations.

    Stockholder alignment

        To align with shareholder interests, total compensation opportunities for the Company's executives are tied to quantifiable Company performance metrics that closely relate to shareholder value, and through the use of equity awards, directly to the Company's stock price both in absolute terms and relative to our peers.

     Mix of pay elements

        Compensation for the Company's executives is delivered through a mix of pay elements that is heavily performance based. The degree of "at risk" compensation increases with an executive's responsibility level to reflect the fact that executives at higher organizational levels are more likely to directly influence the Company's results.

Overview of Executive Compensation Elements

        The use of multiple compensation elements enables the Company to reinforce its pay for performance philosophy as well as to strengthen its ability to attract and retain high performing executive officers. The Company believes that its combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and facilitates executive recruitment and retention in a high-performance culture.

        The principle elements of the Company's executive compensation program are described below. Please see "Analysis of Fiscal 2013 Compensation" below for a discussion of the specific actions taken with respect to executive compensation for fiscal 2013.

        Base Salary.    Base salary compensates executives for competence in their roles. The base salary of each executive reflects a combination of factors, including market pay levels, the executive's experience and tenure, internal pay equity, the need to attract and retain excellent management talent, the Company's overall annual budget for merit increases, and the executive's individual performance. The primary comparative reference point used by the Committee when setting salaries is the median peer group salary for similar positions.

        Short-Term Cash Incentive Plan.    The short-term cash incentive plan is designed to encourage profitable annual performance and to reward and recognize individuals who directly influence and contribute to the achievement of operational and strategic initiatives that drive Company performance. The Committee believes that, by linking incremental annual incentive compensation to Company performance over which plan participants have a substantial degree of influence, the plan will promote higher levels of productivity and substantial additional value for the Company's stockholders. In order to accomplish these objectives, the plan is designed to meet the following criteria:

  •
  The short-term cash incentive opportunity available to key corporate personnel, including the named executive officers, is directly related to specific financial goals as well as to defined strategic initiatives and/or individual performance goals.

  •
  Outstanding achievement will result in outstanding rewards, i.e. the better the performance relative to the performance goals, the larger the incentive that participants will receive, subject to overall plan limitations. Conversely, poor achievement will result in no reward, or a payout substantially below target levels.

        Participants in the plan have a specific target incentive opportunity defined as a percentage of their base salary that is consistent with median peer group practices and the Company's internal organizational structure. The plan provides that the Committee, in its sole discretion, will establish performance goals for each fiscal year against which short-term cash incentive awards will be calculated using: (1) achievement of pre-determined Company financial goals and (2) a discretionary assessment of executive performance by the Committee. Each of these factors is independent of each other, and weighted in the bonus calculation. The Committee sets a threshold level of financial performance that must be achieved for a participant to earn any bonus for the applicable fiscal year under the financial component of the plan.

        The payout for financial performance is calculated by determining the variance from the pre-established target performance objectives. The payout for the financial performance component can range between 50% of the target opportunity, assuming that a threshold level of performance is achieved, and 150% of the target opportunity assuming achievement of the maximum performance goals.

        For the portion of the bonus based on discretionary performance assessment, general performance criteria are identified at the beginning of each fiscal year. These performance criteria may include Company performance, functional area performance, performance against key strategic initiatives, or individual performance, as approved by the Committee. At the end of the fiscal year, the level of payout earned based on performance relative to the established criteria is determined by the Committee. The payout for the discretionary performance component can range between 50% of the target opportunity, assuming a threshold level of performance is achieved, and 150% of the target opportunity based on the maximum achievement of the performance goals.

        The portion of the short-term cash incentive for any fiscal year based on the financial performance goals shall be paid if the financial performance goals are achieved (i.e., there is no discretion). The portion of the short-term cash incentive for any fiscal year based on the discretionary assessment may be paid at the discretion of the Committee, regardless of whether the financial performance goals were achieved.

        In addition to the short-term cash incentive plan described above, under a plan originally adopted by the Committee in fiscal 2009, Ms. McDowell and Messrs. Perry, Black and Quatmann were eligible to receive in fiscal 2014 a one-time cash bonus based on the Company's financial performance over the five-year period ending with fiscal 2013. The plan was adopted by the Committee in order to incentivize the executives to take a long-term view of the business and to encourage retention. The Committee determined that operating free cash flow growth was the appropriate criteria because it takes into consideration financing decisions and capital allocation, as well as operating results, and also closely correlates with total shareholder return. The Committee established fiscal 2008 operating free cash flow of approximately $63 million as the base and set a threshold for each of the next five years of 12% compounded growth in operating free cash flow. If the Company did not achieve this threshold level of growth, then no bonus would be paid. The Company did not achieve the threshold level of performance and therefore no bonus was paid. This plan has now terminated and is not being replaced.

        Long-Term Incentive/Equity Plan.    Prior to fiscal 2013, the primary long-term incentive for executives consisted of shares of restricted stock awarded pursuant to the Isle of Capri Casinos, Inc. 2009 Long-Term Incentive Plan. In April 2012, the Committee and Board approved, based on the recommendation of Farient Advisors, a new long-term incentive program for fiscal 2013 under which performance-based restricted stock units (RSUs) would be awarded to Ms. McDowell and her direct reports. Each RSU represents a contingent right to receive one share of Company common stock at the end of the measurement period (May 7, 2012 to April 26, 2015). The number of RSUs that may be earned shall be determined at the end of the measurement period based on the average of the closing market prices of the Company's common stock for the ninety (90) calendar-day period ending on April 26, 2015, and is further contingent upon the Company achieving a threshold level of total shareholder return over the measurement period relative to certain other regional gaming companies.

        If the Company's share price does not reach the threshold level, none of the RSUs will be earned and such unearned RSUs will expire at the end of the measurement period. Assuming that the participant remains employed at the end of the measurement period, fifty percent (50%) of any earned RSUs shall become immediately vested as of the last day of the measurement period (April 26, 2015) and the remaining fifty percent (50%) of the earned RSUs shall become vested one-year thereafter (April 26, 2016). All RSUs that have vested shall be issued within sixty (60) days of vesting. Other provisions apply in the event of death, disability, retirement, termination without cause and change of control.

        The Committee believes that this new long-term incentive program directly promotes the interests of shareholders by both providing a strong retention tool and by focusing executive management on the strategies and tactics required to materially boost the Company's share price over the measurement period.

        Deferred Compensation.    The Company does not maintain any defined benefit pension programs for its executives. Instead, consistent with the competitive practices of the Company's peer group, the Company maintains an elective non-qualified deferred compensation plan for executives. None of the executives participated in this plan in fiscal 2013.

        Benefits and Perquisites.    The Committee believes that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees and consistent with competitive practices among the Company's peer group. The standard benefits offered to all of the Company's employees include medical, dental and vision insurance, group life insurance, short and long-term disability, and a 401(k) with certain contributions matched by the Company. In addition, all executives are enrolled in the Medical Executive Reimbursement Plan (the "MERP") in which an allocation in amount up to 5% of each executive's base salary aids with payment of certain medical expenses other than premiums. All such supplemental benefits and perquisites are subject to applicable federal, state and local taxation. The benefit paid under the MERP is grossed-up for taxes.

Role of Executive Officers and Board of Directors in Compensation Decisions

        The Chief Executive Officer assists the Committee in making compensation decisions for the Company's executives, including the named executive officers, primarily by making recommendations and evaluating day-to-day performance of the executives. The Chief Executive Officer and other executives do not play a role in determining their own compensation, and are not present at the executive sessions of the Committee in which their pay is discussed.

        The Committee's analysis and determinations are recommended to the Board of Directors for approval.

Role of Compensation Consultant

        In October 2011, the Committee engaged Farient Advisors as its independent compensation consultant. Generally, the Committee's independent compensation consultant performs the following duties for the Committee:

  •
  Annual review of the Company's compensation philosophy, peer group and competitive positioning in terms of reasonableness and appropriateness;

  •
  Annual review of the Company's pay program and incentive plan design in terms of good governance, regulatory compliance, peer practices, effectiveness, and support of shareholder value;

  •
  Providing ongoing updates and advice to the Committee on compensation trends and best practices

  •
  Review of the Compensation Discussion and Analysis and compensation tables;

  •
  Annual risk assessment of the Company's compensation programs; and

  •
  Periodic review of the Company's Board of Director compensation.

        Farient Advisors does not receive fees or compensation from the Company for services other than for their services as the Committee's independent compensation consultant.

 Results of Say-on-Pay Vote

        At our annual meeting in October 2011, we held an advisory, non-binding vote on the compensation of our named executive officers and frequency of submitting executive compensation for stockholders. Our stockholders approved, on an advisory, non-binding basis, a resolution approving executive compensation and a three-year frequency. Although such advisory vote on executive compensation was non-binding, the Committee considered the outcome of this vote when making compensation decisions for our named executive officers for fiscal 2012 and fiscal 2013. The Committee has not made any changes to our executive compensation program expressly as a result of such vote.

Analysis of Fiscal 2013 Compensation

        Overview.    Assuming target performance, set forth below is the total annualized targeted compensation for each of the named executive officers for fiscal 2013:

Executive	Base Salary($)	Target Short-Term Cash Incentive($)	Target Long-Term Equity Incentive($)(1)	Target Total Compensation($)
Ms. McDowell	775,000	775,000	2,000,000	3,550,000
Mr. Black	500,000	350,000	500,000	1,350,000
Mr. Block	500,000	350,000	300,000	1,150,000
Mr. Quatmann, Jr.	400,000	240,000	300,000	940,000
Mr. Hausler	375,000	225,000	300,000	900,000

(1)
Target long-term equity incentive values represent annualized target value of three-year front-loaded performance-based RSU grant made in fiscal 2013. Awards made under the three-year front-loaded performance-based RSU grant will be awarded, if at all, at the end of fiscal 2015. No other awards were made for fiscal 2013.

        In keeping with the Committee's belief that the compensation of its executives should be weighted toward "at risk," performance-based elements, set forth below is the percentage of fiscal 2013 target total compensation for the Company's named executive officers that is performance-based:

Executive	Percentage of Total 2013 Target Compensation that was Performance-Based (%)
Ms. McDowell	78%
Mr. Black	63%
Mr. Block	57%
Mr. Quatmann, Jr.	57%
Mr. Hausler	58%

        Base Salary.    In early fiscal 2013, the Committee reviewed the fiscal 2012 base salaries for the named executive officers compared to the peer group. Based on this review and the recommendation of Farient Advisors, the Committee determined to increase the base salary of Ms. McDowell and

Mr. Block each by $50,000 to better reflect median peer group practice. Set forth below are the named executive officer base salaries for fiscal 2013 following the above adjustments:

Executive	Base Salary($)
Ms. McDowell	775,000
Mr. Black	500,000
Mr. Block	500,000
Mr. Quatmann, Jr.	400,000
Mr. Hausler	375,000

        Short-Term Cash Incentive Plan.    Set forth below is the target short-term cash incentive opportunity for each named executive officer for fiscal 2013:

Executive	Target Short-Term Cash Incentive Opportunity as Percentage of Base Salary (%)
Ms. McDowell	100%
Mr. Black	70%
Mr. Block	70%
Mr. Quatmann, Jr.	60%
Mr. Hausler	60%

        For fiscal 2013, the Committee determined that 70% of each named executive officer's annual short-term cash incentive bonus would be determined based on the Company's financial performance, and 30% based on the Committee's evaluation of the achievement of team-based milestones and objectives contained in the Company's strategic plan. As previously discussed, each component is independent of the other. The Committee determined that this weighting provided the most appropriate balance between quantitative measurement of Company financial performance and the performance of each individual executive and the executive team as a whole.

        With respect to the financial component, the Committee determined that the appropriate measure of the Company's performance for fiscal 2013 would be reported earnings before income, taxes depreciation and amoritization, as adjusted for non-cash charges, write-offs and the impact of other one time or unusual items and equity issuances ("Adjusted EBITDA"). The Committee selected Adjusted EBITDA because it believes that this measure most closely aligned the participating executives with sustained shareholder value creation.

        For fiscal 2013, the Committee established the following relationship between payout and performance for the financial component of the short-term cash incentive plan:

Performance (Approx. % of Target)	Short-Term Cash Incentive Plan Payout (% of Target)
< 90%	No Payout
90%	50%
100%	100%
110%	150%
>110%	150%

        For performance between the defined payout points, the earned incentive is interpolated on a straight-line basis (e.g., performance equal to 95% of target will result in a payout of 75% of target).

        For fiscal 2013, the Company achieved less than 90% of the Adjusted EBITDA target established by the Committee, which resulted in no payout for the financial component of the short-term cash incentive plan.

        With respect to the discretionary component of the plan, the Committee and the executive team established team-based milestones and objectives derived from the Company's strategic plan. At the conclusion of the fiscal year, the Committee evaluated the executive team's performance against the previously established milestones and objectives and awarded the executive team $300,000 to be shared equally among the team, with the exception that Ms. McDowell requested that she receive no discretionary award for fiscal 2013.

        Based on performance in terms of the financial and discretionary components of the plan, amounts paid to the named executive officers under the Company's short-term cash incentive plan for fiscal 2013 were as follows:

Executive	Percent of Target Opportunity	Actual Payment($)
Ms. McDowell	0%	—
Mr. Black	16%	56,250
Mr. Block	16%	56,250
Mr. Quatmann, Jr.	23%	56,250
Mr. Hausler	25%	56,250

        Long-Term Incentive/Equity Plan.    For the three-year period beginning in fiscal 2013, the Committee established cumulative three-year target long-term incentive awards for each named executive officer as follows:

Executive	Three-Year Target Long-Term Incentive Award ($)
Ms. McDowell	6,000,000
Mr. Black	1,500,000
Mr. Block	900,000
Mr. Quatmann, Jr.	900,000
Mr. Hausler	900,000

        The above targets were developed after considering both long-term incentive grant practices of the peer group and internal equity, and represent three years of typical competitive awards to account for the three-year frontloaded nature of the grants. It is the intention of the Committee not to grant additional long-term incentive opportunity to participants who received three-year front-loaded grants until the end of the three-year performance measurement period, except possibly to respond to a material increase in a participant's responsibilities or a material increase in the size of long-term incentive grants among the peer group.

        In fiscal 2013, the Committee awarded performance-based RSUs which reflect the above target values to Ms. McDowell and Messrs. Black, Block, Quatmann, and Hausler as follows:

	Number of Performance-Based RSUs(#)
Executive	Threshold	Target	Maximum
Ms. McDowell	187,500	545,455	857,143
Mr. Black	46,875	136,364	214,286
Mr. Block	28,125	81,818	128,571
Mr. Quatmann, Jr.	28,125	81,818	128,571
Mr. Hausler	28,125	81,818	128,571

        As described above in "—Overview of Executive Compensation Elements—Long-Term Incentive Plan", each RSU represents a contingent right to receive one share of Company common stock at the end of the measurement period (May 7, 2012 to April 26, 2015). The number of RSUs that may be earned shall be determined at the end of the measurement period based on the average of the closing market prices of the Company's common stock for the ninety (90) calendar-day period ending on April 26, 2015, and is further contingent upon the Company achieving a threshold level of total shareholder return over the measurement period relative to certain other regional gaming companies.

        If the share price does not reach the threshold level, none of the RSUs will be earned and such unearned RSUs will expire at the end of the measurement period. Assuming that the participant remains employed at the end of the measurement period, fifty percent (50%) of any earned RSUs shall become immediately vested as of the last day of the measurement period (April 26, 2015), and the remaining fifty percent (50%) of any earned RSUs shall become vested one-year thereafter (April 26, 2016). All RSUs that have vested shall be issued within sixty (60) days of vesting. Other provisions apply in the event of death, disability, retirement, termination without cause and change of control.

        Actual awards earned under the plan depend on future stock price performance through the end of fiscal 2015.

Employment Agreements

        Consistent with gaming industry practice, the Company generally enters into employment agreements with its vice presidents and above, and with the general manager of each of its gaming properties. The Company seeks to minimize the number of individuals to whom it provides employment agreements, while at the same time achieving the objectives set forth below. Relevant to this approach, the Company considers the standard competitive practices in the gaming industry.

        There are a number of strategic objectives that the Company expects to achieve by entering into employment agreements with certain key employees, including:

  •
  Attracting and retaining talented executives;

  •
  Limiting potential liability from the termination of executives, including the total severance that may be paid to an executive in the event that the Company elects to terminate the executive without cause;

  •
  Providing an effective retention mechanism; and

  •
  Providing the Company with effective and comprehensive protection of its strategic plans, intellectual property, and human capital.

        Some of the key terms of the Company's employment agreements with executives are:

        Term.    With the exception of Ms. McDowell, the Company's President and Chief Executive Officer whose employment agreement has a three-year term, the term of employment agreements covering the Company's named executive officers is one year. The employment agreements renew for successive one-year terms unless notice is provided or the agreement is terminated earlier. The Company believes that the term of each employment agreement represents a reasonable period for which the Company and the executive to mutually commit to maintain the employment relationship. For the Company, the term provides for stability and predictability among its leadership ranks. For the executive, the term provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term stockholder value.

        Termination and Restrictive Covenants.    The Company offers certain additional payments to its executives if the Company elects to terminate the executive's employment without "cause" or as a result of death or total disability. Each employment agreement contains a set of restrictive covenants designed to provide the Company with a reasonable degree of protection of its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition, (ii) solicitation of employees, and (iii) disclosure and use of confidential information, which remain in place for one year following termination. The Board selected this time period based on its determination of the extent to which each individual's tenure with, and knowledge of, the Company might be used to adversely impact the Company's strategic plans, intellectual property or human capital.

        Change in Control.    In the event of a change in control, each executive officer is entitled to receive certain additional payments if their employment is terminated. The Company believes that these payments provide an effective retention mechanism and continuity of leadership during a change in control.

        For a detailed discussion of the terms contained in each executive's employment agreement, please refer to page 39 below.

Other Compensation Policies

Equity Awards Policy

        The Committee's procedure for timing of equity awards helps to provide assurance that grants are never manipulated or timed to result in favorable pricing for executives. Generally, equity awards are awarded by the Committee as a dollar value from which the number of shares awarded is determined based on the prior 20-day average stock price. The Company schedules Board of Directors and Committee meetings in advance. Meeting schedules and award decisions are made without regard to the timing of Company SEC filings or press releases. Equity awards are generally granted on the date approved by the Committee or, in the case of new hires, pursuant to the terms of an employment agreement.

Stock Holding Policy

        The Committee encourages executives to manage from an owner's perspective by having and maintaining an equity stake in the Company. To that end, all of our executives are also stockholders of the Company. In January 2009, the Board of Directors adopted the Isle of Capri Casinos, Inc. Stock Holding Policy. The Stock Holding Policy provides that members of the Board of Directors and certain members of management, including the named executive officers, are required to hold a certain percentage of the shares of our common stock received by them upon lapse of the restrictions on restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and the exercise price of the option). The percentage ranges from 20% for our general managers to 50% for members of our Board of Directors, our chief executive officer and her or his direct reports.

Impact of Prior Compensation

        Amounts realized from prior compensation grants did not serve to increase or decrease fiscal 2013 compensation grants or amounts. The Company's and the Committee's primary focus is competitive pay opportunities on an annual basis.

Risk Management Practices and Risk-Taking Incentives

        As previously noted, the Committee engages its independent compensation consultant, Farient Advisors, on an annual basis to assess material risks relating to the Company's compensation practices and policies for all employees to identify and address compensation plan features that could trigger material harm to the company by inducing:

  •
  Excessive risk taking

  •
  Misstatement of financial results

  •
  Fraud or misconduct

        The most recent risk assessment performed by Farient Advisors determined that the Company has a balanced executive compensation program that does not induce excessive risk taking. Accordingly, the Committee concluded that the Company's compensation policies enhance the Company's business interests by encouraging innovation and appropriate levels of risk taking.

Tax Deductibility of Compensation Programs

        Section 162(m) of the Code limits our deduction for compensation paid to the executives to $1 million unless certain requirements are met. The policy of the Committee with regard to Section 162(m) of the Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Committee reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

Fiscal 2014 Compensation Actions

        The Committee has taken the following actions with respect to fiscal 2014 executive compensation:

Peer Group

        At the request of the Committee, in May 2013 Farient Advisors re-evaluated the peer group and assessed its continued suitability for competitive pay comparisons. Farient Advisors continued to apply the following philosophy with respect to the peer group:

  •
  Suitable peers should be comparable to the Company in terms of size, geographic orientation, business focus, management challenge, and talent needs

  •
  Publicly-traded companies with revenues between $350 million and $3 billion (~1/3x to ~3x the Company's revenue)

  •
  Companies with operations largely focused in the U.S.

  •
  Companies similar in terms of business model and customer base

  •
  Companies that best fit the above model fall within two primary categories

    •
    Regional gaming organizations

    •
    U.S. based hospitality and leisure organizations (restaurants, hotel companies, and potentially cruise lines)

        In its evaluation, Farient Advisors identified three companies included in the fiscal 2013 peer group (Ameristar Casinos, Inc., Gaylord Entertainment Company, and P. F. Chang's China Bistro, Inc.) that no longer were appropriate peers due to actions that resulted in no longer being independent, publicly-traded entities. Farient proposed replacing these organizations with Norwegian Cruise Lines Holdings and The Marcus Corp., both of which fit within the peer group criteria for size, business and geographic focus, and customer base.

        The Committee considered the recommendations of Farient Advisors and, in June 2013 recommended and the Board approved removing Ameristar Casinos, Inc., Gaylord Entertainment Company and P. F. Chang's China Bistro, Inc. from the peer group and adding Norwegian Cruise Lines Holdings and The Marcus Corp.

        It is the Committee's belief that the revised peer group listed below continues to provide an appropriate benchmark that reflects the Company's size, skill base, management challenge, domestic focus, and the evolution of its industry:

  Boyd Gaming Corporation
  Cheesecake Factory, Inc.
  Choice Hotels International, Inc.
  Churchill Downs, Inc.
  Marriott Vacations Worldwide Corporation
  MTR Gaming Group, Inc.
  Norwegian Cruise Lines Holdings
  Penn National Gaming, Inc.
  Pinnacle Entertainment, Inc.
  The Marcus Corp.
  Vail Resorts, Inc.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By: The Compensation Committee:

Gregory J. Kozicz, Chairman
Bonnie Biumi
Jeffrey D. Goldstein
Robert S. Goldstein
Scott E. Schubert

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal year ended April 28, 2013 by the Company's principal executive officer, principal financial officer, and three other most highly compensated, individuals serving as executive officers on the last day of such fiscal year (collectively, the "Named Executive Officers"). Additionally, to the extent the Named Executive Officer was included in the table for such fiscal year; the table also includes compensation earned during the fiscal years ended April 29, 2012 and April 24, 2011.

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Virginia McDowell(5)	2013	763,462	—	2,318,184	—	—	3,081,646
President and Chief	2012	752,210	115,210	345,643	632,444	—	1,845,507
Executive Officer	2011	690,000	303,518	910,564	416,098	—	2,320,180
Dale R. Black	2013	500,000	—	691,365	56,250	14,402	1,262,017
Chief Financial Officer	2012	517,827	41,150	123,440	361,318	24,936	1,068,671
	2011	463,507	165,850	497,564	244,570	10,571	1,382,062
Arnold L. Block	2013	488,462	—	414,817	56,250	32,151	991,680
Chief Operating Officer	2012	442,906	24,686	273,514	268,899	31,797	1,041,802
Edmund L. Quatmann, Jr.	2013	400,000	—	414,817	56,250	—	871,067
Chief Legal Officer and	2012	414,462	24,686	74,068	257,361	13,358	783,935
Secretary	2011	376,002	99,511	298,537	170,057	40,132	984,239
Eric L. Hausler	2013	375,000	—	414,817	56,250	—	846,067
Chief Strategic Officer	2012	388,077	24,686	74,068	241,276	249,580	977,687

(1)
The amounts in this column relate to the cash component of awards granted under the long-term incentive plan. See discussion of the long-term incentive plan on page 27.

(2)
The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts are disclosed in the footnotes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the relevant fiscal year, with the exception that for the employees no forfeiture rate is applied. For fiscal 2013, the amounts in this column reflect the aggregate grant date fair value of each executive's three-year front-loaded award of restricted stock units containing market performance conditions which will determine the ultimate number of RSUs, if any, to be awarded. Because no additional long-term incentive grants are contemplated for the Named Executive Officers until 2015 (except to possibly reward exceptional individual performance or promotions), the fiscal 2013 amount represents three times the target annualized award value. No payouts will be made under these performance-based RSU grants until the end of the performance measurement period following year-end fiscal 2015. The executives did not actually realize any compensation in fiscal 2013 from the performance-based RSU award. Included for fiscal 2012 are restricted stock awards made in fiscal 2013 for performance in fiscal 2012. Included for fiscal 2011 are restricted stock awards made in fiscal 2012 for performance in fiscal 2011. See discussion of the long-term incentive plan on page 27.

(3)
The amounts in this column relate to cash awards granted under the annual short-term cash incentive bonus plan. See discussion of the annual short-term cash incentive bonus plan on page 26.

(4)
All Other Compensation less than $10,000 in the aggregate is not included. The amounts in this column for fiscal 2013 consist of the following:

Executive	401(k) Matching ($)	MERP ($)	Life Insurance ($)	Misc. Other ($)
Mr. Black	2,669	7,448	959	3,326
Mr. Block	3,456	3,652	6,682	18,361
(5)
Ms. McDowell's increase in base salary from fiscal 2011 to fiscal 2012 reflects her promotion to Chief Executive Officer.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards during fiscal 2013:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Virginia McDowell	—		763,462	1,145,193	—	—	—
	10/23/2012	—	—	—	1,500,000	6,000,000	12,000,000
Dale R. Black	—		350,000	525,000	—	—	—
	5/7/2012	—	—	—	375,000	1,500,000	3,000,000
Arnold L. Block	—		341,923	512,885	—	—	—
	5/7/2012	—	—	—	225,000	900,000	1,800,000
Edmund L. Quatmann, Jr.	—		240,000	360,000	—	—	—
	5/7/2012	—	—	—	225,000	900,000	1,800,000
Eric L. Hausler	—		225,000	337,500	—	—	—
	5/7/2012	—	—	—	225,000	900,000	1,800,000

(1)
In the case of the equity incentive plan awards, the grant date is the date that the Compensation Committee awarded restricted stock units containing market performance conditions and are detailed in (3) below.

(2)
These amounts reflect estimated future payouts for fiscal 2013 pursuant to the Company's non-equity annual incentive plan, which provides for the payment of incentive compensation upon the Company's achievement of pre-established goals. Based on performance in fiscal 2013, the executives received the following payouts: Ms. McDowell, $0; Mr. Black, $56,250 (16% of target); Mr. Block, $56,250 (16% of target); Mr. Hausler, $56,250 (25% of target); and Mr. Quatmann, Jr., $56,250 (23% of target). See the discussion in "Compensation Discussion and Analysis" beginning on page 19.

(3)
During fiscal 2013, the Company awarded restricted stock units containing market performance conditions which will determine the ultimate amount of RSUs, if any, to be awarded. Any RSUs earned will vest 50% on April 26, 2015 and 50% on April 26, 2016. See the discussion in "Compensation Discussion and Analysis" beginning on page 19.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards as of April 28, 2013, the last day of fiscal 2013:

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)		Market value of shares or units of stock that have not vested ($)(3)
Virginia McDowell					13,614		95,979
					69,416		489,383
					57,273		403,775
					545,455	(4)	3,845,458	(4)
Dale R. Black					8,169		57,591
					37,931		267,414
					20,454		144,201
					136,364	(4)	961,366	(4)
Arnold L. Block					2,777		19,578
					18,894		133,203
					11,379		80,222
					12,273		86,525
					81,818	(4)	576,817	(4)
Edmund L. Quatmann, Jr.	88,000	22,000	4.62	7/1/2018
					8,169		57,591
					22,758		160,444
					12,273		86,525
					81,818	(4)	576,817	(4)
Eric L. Hausler	60,000	40,000	11.25	9/15/2019
					6,807		47,989
					22,758		160,444
					12,273		86,525
					81,818	(4)	576,817	(4)

(1)
The vesting schedule for the options is five years with the first vesting occurring on the one year anniversary of the grant date and then annually thereafter.

(2)
Set forth below is a table setting forth the number of shares of stock that have not vested, the grant date and the date each award is vested in full. With the exception of Mr. Block's award on June 23, 2011 (which vests ratably over five years), each award vests ratably over three years.

Name	Number of shares of stock that have not vested (#)		Grant Date	Vesting Date (date award is vested in full)
Virginia McDowell	13,614		7/26/10	7/26/13
	69,416		7/15/11	7/15/14
	57,273		7/19/12	7/19/15
	545,455	(4)	10/23/12	4/26/16
Dale R. Black	8,169		7/26/10	7/26/13
	37,931		7/15/11	7/15/14
	20,454		7/19/12	7/19/15
	136,364	(4)	5/7/12	4/26/16
Arnold L. Block	2,777		7/26/10	7/26/13
	18,894		6/23/11	6/23/16
	11,379		7/15/11	7/15/14
	12,273		7/19/12	7/19/15
	81,818	(4)	5/7/12	4/26/16
Edmund L. Quatmann, Jr.	8,169		7/26/10	7/26/13
	22,758		7/15/11	7/15/14
	12,273		7/19/12	7/19/15
	81,818	(4)	5/7/12	4/26/16
Eric L. Hausler	6,807		7/26/10	7/26/13
	22,758		7/15/11	7/15/14
	12,273		7/19/12	7/19/15
	81,818	(4)	5/7/12	4/26/16
(3)
The aggregate market value of the shares of stock that have not vested was computed by multiplying $7.05 (the closing market price of a share of Company common stock on April 26, 2013) by the number of unvested shares outstanding as of April 28, 2013, for such executive.

(4)
During fiscal 2013, the Company granted restricted stock units containing market performance conditions which will determine the ultimate amount of RSUs, if any, to be awarded. Any RSUs earned will vest 50% on April 26, 2015 and 50% on April 26, 2016. The shares reflected in the above tables represent the target number of shares. The potential maximum number of shares assuming the highest performance condition would be achieved is: Ms. McDowell 857,143; Mr. Black 214,286; Mr. Block 128,571; Mr. Quatmann Jr., 128,571; and Mr. Hausler 128,571. The aggregate market value of the performance-based restricted stock units was computed in accordance with (3) above.

Stock Vested in Fiscal 2013

        The following table sets forth information concerning restricted stock awards vested during fiscal 2013:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Virginia McDowell	57,273	345,643
Dale R. Black	20,454	123,440
Arnold L. Block	12,273	74,068
Edmund L. Quatmann, Jr.	12,273	74,068
Eric L. Hausler	12,273	74,068

(1)
Number of shares reflects fully vested, but restricted stock awards made in fiscal 2013 for performance in fiscal 2012. Each award is subject to time restrictions lapsing ratably over three years. During fiscal 2013, restrictions lapsed on the following number of shares having the value indicated: Ms. McDowell, 84,010 shares having a total value of $471,781; Mr. Black 47,622 shares having a total value of $267,339; Mr. Block, 14,419 shares having a total value of $79,686; Mr. Quatmann, Jr., 25,480 shares having a total value of $143,205; and Mr. Hausler, 18,187 shares having a total value of $102,656.

(2)
The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.

Potential Payments Upon Termination or Change of Control

        The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of each Named Executive Officer's employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of April 28, 2013, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. The actual amounts to be paid can only be determined at the time of such Named Executive Officer's separation from the Company or a change in control.

        The following tables quantify the amounts payable to each of the Named Executive Officers under the described termination circumstances and upon a change in control.

Virginia McDowell

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	475,262	989,136	989,136	989,136	989,136
Performance Based Restricted Stock Unit Value(4)	1,226,230	1,226,230	1,226,230	6,000,000	6,000,000
Cash Severance—Salary Continuation(5)	775,000	775,000	775,000	—	1,550,000
Cash Severance—Annual Bonus(6)	—	349,514	349,514	—	349,514
Bonus for Year of Termination(7)	—	—	—	—	—
Continued Health and Welfare(8)	50,603	50,603	50,603	—	101,206

Total	2,527,095	3,390,483	3,390,483	6,989,136	8,989,856

 Dale R. Black

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	239,365	469,206	469,206	469,206	469,206
Performance Based Restricted Stock Unit Value(4)	493,548	493,548	493,548	1,500,000	1,500,000
Cash Severance—Salary Continuation(5)	500,000	500,000	500,000	—	1,000,000
Cash Severance—Annual Bonus(6)	—	220,713	220,713	—	220,713
Bonus for Year of Termination(7)	56,250	56,250	56,250	—	56,250
Continued Health and Welfare(8)	40,719	40,719	40,719	—	81,438

Total	1,329,882	1,780,436	1,780,436	1,969,206	3,327,607

Arnold L. Block

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)	Retirement ($)
Vested Stock Option Spread Value	—	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—	—
Restricted Stock Value(3)	—	319,527	319,527	319,527	319,527	186,324
Performance Based Restricted Stock Unit Value(4)	296,129	296,129	296,129	900,000	900,000	296,129
Cash Severance—Salary Continuation(5)	500,000	500,000	500,000	—	1,000,000	—
Cash Severance—Annual Bonus(6)	—	—	—	—	149,006	149,006
Bonus for Year of Termination(7)	56,250	56,250	56,250	—	56,250	56,250
Continued Health and Welfare(8)	30,185	30,185	30,185	—	60,370	30,185

Total	882,564	1,202,091	1,202,091	1,219,527	2,485,153	717,894

 Edmund L. Quatmann, Jr.

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	213,840	213,840	213,840	213,840	213,840
Unvested Stock Option Spread Value(2)	53,460	53,460	53,460	53,460	53,460
Restricted Stock Value(3)	166,655	304,560	304,560	304,560	304,560
Performance Based Restricted Stock Unit Value(4)	296,129	296,129	296,129	900,000	900,000
Cash Severance—Salary Continuation(5)	400,000	400,000	400,000	—	800,000
Cash Severance—Annual Bonus(6)	—	161,223	161,223	—	161,223
Bonus for Year of Termination(7)	56,250	56,250	56,250	—	56,250
Continued Health and Welfare(8)	35,866	35,866	35,866	—	71,732

Total	1,222,200	1,521,328	1,521,328	1,471,860	2,561,065

Eric L. Hausler

	Involuntary Termination w/o Cause ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination ($)(1)
Vested Stock Option Spread Value	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	—	—	—	—
Restricted Stock Value(3)	—	294,958	294,958	294,958	294,958
Performance Based Restricted Stock Unit Value(4)	296,129	296,129	296,129	900,000	900,000
Cash Severance—Salary Continuation(5)	375,000	375,000	375,000	—	750,000
Cash Severance—Annual Bonus(6)	—	—	—	—	150,434
Bonus for Year of Termination(7)	56,250	56,250	56,250	—	56,250
Continued Health and Welfare(8)	37,859	37,859	37,859	—	75,718

Total	765,238	1,057,196	1,057,196	1,194,958	2,227,360

Note: No retirement scenario shown for executives not eligible for retirement.

(1)
Termination following change in control includes termination by executive for "good reason."

(2)
Unvested Stock Option Spread Value amounts represent the difference between the exercise price of each executive's options and the closing price ($7.05) of the Company's common stock April 26, 2013, the last trading day of fiscal 2013.

(3)
Restricted Stock Award values were computed based on the closing price ($7.05) of the Company's common stock April 26, 2013, the last trading day of fiscal 2013.

(4)
In the event of an involuntary termination without cause or termination because of death, disability or retirement, the value of the performance-based RSU will be determined as of April 26, 2015, and paid to the executive on a pro-rated basis based on date of termination. In the event of a change of control, the value of the performance-based RSU will be determined as of the date of the change of control.

(5)
Basis for Cash Severance—Salary Continuation is fiscal 2013 base salary.

(6)
Cash Severance—Annual Bonus is the average of the last three years' annual bonus payments.

(7)
Basis for Bonus for Year of Termination is fiscal 2013 cash bonus.

(8)
Basis for Continued Health and Welfare is total cost for health and welfare benefits for executive and executive's family.

Employment Contracts

        The Company has employment agreements with each of the Named Executives Officers. Below is a summary of each agreement as currently in effect:

        Ms. McDowell serves as our President and Chief Executive Officer. The material terms of Ms. McDowell's employment agreement are set forth below:

  •
  Three-year term that continues for a series of successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  If employee voluntarily terminates the term of employment due to Retirement (as defined in the employment agreement), then all equity-based long-term incentive awards shall become fully vested and exercisable and employee's deferred bonus payments shall be fully vested and paid.

  •
  The maximum period of salary and benefit continuation in the event of termination, death or disability is 12 months, and the agreement provides for severance payments equal to two times annual base salary in the event of termination following a change of control, plus all stock options shall become fully vested and exercisable.

        Mr. Black serves as our Chief Financial Officer. The material terms of Mr. Black's employment agreement are substantially the same as Ms. McDowell's agreement, except that Mr. Black's agreement had a one-year initial term that continues for a series of successive one-year terms unless earlier terminated.

        Mr. Block serves as our Chief Operating Officer. The material terms of Mr. Block's employment agreement are as follows:

  •
  One-year term that continues for a series of successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  If employee dies or becomes disabled during the employment term, employee (or employee's estate) is entitled to "Basic Severance" (consisting of (i) the continuation of employee's annualized base compensation for 12 months, (ii) the bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year to the extent such bonus has not already been paid and (iii) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid for the 12-month period following the termination date).

  •
  If we terminate the term of employment without "cause" (as defined in the employment agreement), employee is entitled to Basic Severance in the event that employee executes a general release.

  •
  If the Company terminates employee's employment without cause or if employee terminates employee's employment on account of "Good Reason" (as defined in the employment agreement), in either case, within the 12-month period following the occurrence of a "Change of Control" (as defined in the employment agreement) then the employee shall be entitled to (1) an amount equal to 200% of employee's annualized base compensation, (2) the average of employee's annual bonus payable under the Company's annual incentive plan during the Company's three most recently completed fiscal years (or such shorter period as employee has been employed by the Company), (3) the bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year to the extent such bonus has not already been paid, (4) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid for the 18-month period following the termination date, (5) any stock options granted to employee outstanding as of the occurrence of a Change of Control shall be deemed fully vested.

        Mr. Quatmann, Jr. serves as our Chief Legal Officer. The material terms of Mr. Quatmann Jr's employment agreement are substantially the same as Mr. Black's agreement.

        Mr. Hausler serves as our Chief Strategic Officer. The material terms of Mr. Hausler's employment agreement are substantially the same as Mr. Block's agreement.

CERTAIN RELATED PARTY TRANSACTIONS

        Green Bridge Company, a company that is indirectly wholly owned by members of the Goldstein family, including Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein, provides an easement to the Isle of Capri Casino & Hotel in Bettendorf, Iowa for parking at an annual rent of $60,000. Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein are members of the Board of Directors. Robert S. Goldstein is Vice Chairman of the Board of Directors.

        It is our written policy that the Company expects that any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest will be either approved or ratified by the unrelated Directors of the Board of Directors. In deciding whether to approve a related party transaction, the Board of Directors will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. If a related party transaction will be ongoing, the Board of Directors may establish guidelines for the Company's management to follow in its ongoing dealings with the related party. Thereafter, the Board of Directors, on at least an annual basis, would review and assess ongoing relationships with the related party to see that the transaction remains appropriate.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended April 28, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        The Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with our independent registered public accounting firm the accounting firm's independence from management and the Company, including the matters in the written disclosures and the letter required by the Public Company Accounting Oversight Board, considered the compatibility of non-audit services with the independent registered public accounting firm's independence and discussed matters required under SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Company's management is responsible for the preparation and integrity of the Company's financial statements, establishing and maintaining adequate internal control over financial reporting, and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm is responsible for attesting to the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility in this regard is to oversee the Company's financial reporting process and internal control over financial reporting. Throughout the year the Audit Committee monitored the Company's compliance with Section 404 of the Sarbanes Oxley Act of 2002, and was satisfied that the Company would conclude that internal control over financial reporting would be effective as of April 28, 2013. Management, in fact, concluded that the Company's internal control over financial reporting was effective as of April 28, 2013. The independent registered public accounting firm provided an attestation that the Company maintained effective internal control over financial reporting in all material respects as of April 28, 2013.

        The Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referenced above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 28, 2013 for filing with the Securities and Exchange Commission. The Committee also appointed, subject to stockholder ratification, the Company's independent registered public accounting firm for this fiscal year ended April 27, 2014.

        By: The Audit Committee:

  Alan J. Glazer, Chairman
  Richard A. Goldstein
  Scott E. Schubert

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS

        The Board of Directors has nominated the following persons, each of whom is currently serving as a director of the Company, to be elected at the Annual Meeting to serve as our Class III directors to serve three-year terms to expire at the annual meeting of stockholders in 2016, or until their respective successors, if any, have been elected and qualified:

    Robert S. Goldstein
    Gregory J. Kozicz
    James B. Perry

        In addition to the qualifications of each nominee for director set forth above in the section entitled "Election of Class III Directors," Robert S. Goldstein, Gregory J. Kozicz and James B. Perry are each standing for re-election based upon the judgment, financial acumen and skill they have previously demonstrated as members of the Board of Directors, as well as their commitment to service on the Board of Directors.

        Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable or unwilling to serve, if any should be unable or unwilling to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the three Class III director nominees requires the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE CLASS III NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2
ELECTION OF CLASS II DIRECTORS

        The Board of Directors has nominated the following person who is currently serving as a director of the Company, to be elected at the Annual Meeting to serve as a Class II director for the two remaining years of a three-year term. Ms. Biumi was elected to the Board of Directors in October 2012 to fill a vacant position which will expire at the annual meeting of stockholders in 2015, or until her respective successor, if any, has been elected and qualified.

    Bonnie Biumi

        In addition to the qualifications of Ms. Biumi for director set forth above in the section entitled "Election of Class II Director," Ms. Biumi is standing for approval and re-election based upon the judgment, financial acumen and skill she has previously demonstrated as a member of the Board of Directors, as well as her commitment to service on the Board of Directors.

        Ms. Biumi has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for this nominee standing for election. If a proxy is executed in such a manner as to withhold authority to vote for this nominee for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that this nominee will be unable or unwilling to serve, if she should be unable or unwilling to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the Class II director nominee requires the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THIS CLASS II NOMINEE TO THE BOARD OF DIRECTORS.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young, LLP to serve as our independent registered public accounting firm for the fiscal year ending April 27, 2014, and has recommended to the Board of Directors that the stockholders ratify such selection. Although stockholder ratification of the Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection.

        Ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

        Representatives of Ernst & Young, LLP, who are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

        We have been informed by Ernst & Young, LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

        The following table summarizes the fees billed to the Company for professional services by Ernst & Young, LLP for fiscal 2013 and 2012:

	2013	2012
Audit Fees(1)	$2,523,825	$2,181,146
Audit-Related Fees(2)	51,500	22,500
Tax Fees(3)	120,000	—
All Other Fees	—	—

	$2,695,325	$2,203,646

(1)
Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits and other services related to Securities and Exchange Commission filings, including comfort letters and consents.

(2)
Audit-related fees include fees for the audit of our 401(k) plan.

(3)
Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice.

        The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant's independence.

        The Audit Committee pre-approved each engagement of the Company's independent registered public accounting firm to perform non-audit related services during fiscal year 2013.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and believes the provision of the services referenced above is compatible.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG, LLP AS ISLE OF CAPRI CASINOS, INC. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, based solely upon our review of forms filed by the Company's directors, officers and 10% stockholders (the "Section 16(a) Reporting Persons") pursuant to Section 16 of the 1934 Act and furnished to us, with respect to the fiscal year ended April 28, 2013, the Section 16(a) Reporting Persons complied with all applicable Section 16(a) filing requirements..

STOCKHOLDER PROPOSALS

        Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2014 Annual Meeting must submit their proposals no later than April 17, 2014, at our principal executive offices, Attention: Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

        Under our Bylaws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our 2014 Annual Meeting, including nominations for election of director(s) other than the Board of Director's nominees, must be received by Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary at our principal executive offices either by personal delivery or by United States mail not later than August 2, 2014 and must comply with the procedures outlined in our Bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        If you share an address with any of our other stockholders, your household might receive only one copy of the Notice of Internet Availability of Proxy Materials, unless you have instructed us otherwise. This delivery method is referred to as "householding" and can result in savings for us. To take advantage of this opportunity, we deliver a single Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address. We will promptly deliver upon oral or written request a separate copy of the Notice of Internet Availability of Proxy Materials to any stockholder of a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please call us at (314) 813-9200 or send your request in writing to us at the following address: Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Secretary.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K for the fiscal year ended April 28, 2013, is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. We hereby undertake to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Edmund L. Quatmann, Jr., Chief

Legal Officer and Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141.

BY ORDER OF THE BOARD OF DIRECTORS,

Edmund L. Quatmann, Jr. Chief Legal Officer and Secretary

August 15, 2013
St. Louis, Missouri

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ISLE OF CAPRI CASINOS, INC. 600 EMERSON ROAD, SUITE 300 ST. LOUIS, MO 63141 M62058-P42677 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ISLE OF CAPRI CASINOS, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR ALL of the listed nominees: ! ! ! Vote on Class III Directors of the Company 1. Election of Class III Directors Nominees 01) Robert S. Goldstein 02) Gregory J. Kozicz 03) James B. Perry Withhold For Vote on Class II Director of the Company ! ! 2. Election of Class II Director Nominee 04) Bonnie Biumi The Board of Directors recommends you vote FOR the following proposal: Against Abstain For ! ! ! 3. To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2014 fiscal year. NOTE: The Proxies are authorized to vote in their discretion, upon all such matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M62059-P42677 Notice of Annual Meeting of Stockholders To be held on Tuesday, October 1, 2013 The undersigned stockholder(s) of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Virginia McDowell, Dale R. Black and Edmund L. Quatmann, Jr., and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 600 Emerson Road, St. Louis, Missouri, on October 1, 2013 at 9:00 a.m., Central Time, and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on this ballot. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III AND CLASS II NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side